Exhibit 99.1
PepsiCo Reports Second-Quarter 2023 Results; Raises Full-Year Guidance
Reported (GAAP) Second-Quarter and Year-to-Date 2023 Results

	Second-Quarter	Year-to-Date
Net revenue growth	10.4%	10.3%
Foreign exchange impact on net revenue	(2.5)%	(2.5)%
Earnings per share (EPS)	$1.99	$3.38
EPS change	93%	(17)%
Foreign exchange impact on EPS	(2)%	(2)%
Organic/Core (non-GAAP)1 Second-Quarter and Year-to-Date 2023 Results

	Second-Quarter	Year-to-Date
Organic revenue growth	13.0%	13.6%
Core EPS	$2.09	$3.59
Core constant currency EPS change	15%	16%
PURCHASE, N.Y. - July 13, 2023 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the second quarter 2023.
“We are very pleased with our performance for the second quarter as our business momentum remains strong. As a result, we now expect our full-year organic revenue to increase 10 percent (previously 8 percent) and our core constant currency EPS to increase 12 percent (previously 9 percent),” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “Our strong performance and the progress we are making on our strategic priorities give us confidence that the investments we are making to become an even Faster, even Stronger, and even Better organization by Winning with pep+ are working. Moving forward, we will look to elevate our focus on productivity initiatives to further support investments in innovation, brand building, digitalization, and sustainability to win in the marketplace and fortify our businesses for the long-term.”
1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic revenue growth,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2023 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 24 weeks ended June 17, 2023 (Q2 2023 Form 10-Q) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.
1

Summary Second-Quarter 2023 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
Frito-Lay North America	14	—	—	14	1
Quaker Foods North America	1	1	—	2	(5)
PepsiCo Beverages North America	10	0.5	(1)	10		(4.5)
Latin America	18	(6)	1	13	(3)	2
Europe	13	4	2	19	2	(1)
Africa, Middle East and South Asia	(8)	25	1	18	(6)	(3)
Asia Pacific, Australia and New Zealand and China Region	1	6	—	7	(4)	7
Total	10	2.5	—	13	(3)	(1)

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	14	—	—	14
Quaker Foods North America	(5)	—	—	(4.5)
PepsiCo Beverages North America	11	(3)	1	9
Latin America	41	(23)	(9)	9
Europe	n/m	n/m	10	46
Africa, Middle East and South Asia	(14)	—	21	7
Asia Pacific, Australia and New Zealand and China Region	8	—	5	14
Corporate unallocated expenses	37	(34)	—	4
Total	76	(63)	2	15

EPS (b)	93	(81)	2	15
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue growth disclosed in the Organic Revenue Growth Rates tables on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(b)The reported change primarily reflects the impact of certain impairment and other charges taken in our Europe division in 2022.

n/m - Not meaningful due to the impact of impairment and other charges in 2022.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
2

Summary Year-to-Date 2023 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
Frito-Lay North America	15	—	—	15	0.5
Quaker Foods North America	5	1	—	6	(5)
PepsiCo Beverages North America	9	—	1	11		(3)
Latin America	19	(6)	1	14	(1.5)	3
Europe	10	4	3	17	(1)	(5)
Africa, Middle East and South Asia	(4)	26	—	22	(7)	2
Asia Pacific, Australia and New Zealand and China Region	—	6	—	6	—	5
Total	10	2.5	1	14	(3)	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	18	—	—	19
Quaker Foods North America	8	—	—	8
PepsiCo Beverages North America	(70)	79	1	9
Latin America	29	(13)	(8)	8
Europe	n/m	n/m	10	62
Africa, Middle East and South Asia	(11)	(2)	22	8
Asia Pacific, Australia and New Zealand and China Region	7	—	6	13
Corporate unallocated expenses	77	(62)	—	16
Total	(14)	29	2	17

EPS	(17)	31	2	16
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue growth disclosed in the Organic Revenue Growth Rates tables on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

n/m - Not meaningful due to the impact of impairment and other charges in 2022.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue growth,” “Core” and “Constant currency.”
3

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For fiscal year 2023, the Company now expects to deliver 10 percent organic revenue growth (previously 8 percent), and 12 percent core constant currency EPS growth (previously 9 percent).
Consistent with its previous guidance for 2023, the Company continues to expect:
•A core annual effective tax rate of 20 percent; and
•Total cash returns to shareholders of approximately $7.7 billion, comprised of dividends of $6.7 billion and share repurchases of $1.0 billion.
In addition, the Company continues to expect an approximate 2-percentage-point foreign exchange translation headwind to impact reported net revenue and core EPS growth based on current market consensus rates.
This assumption and the guidance above imply 2023 core EPS of $7.47 (previously $7.27), a 10 percent increase (previously 7 percent) compared to 2022 core EPS of $6.79.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on July 13, 2023, the Company will post prepared management remarks (in pdf format) of its second quarter 2023 results and business update, including its outlook for 2023, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on July 13, 2023, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
4

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/17/2023	6/11/2022	6/17/2023	6/11/2022
Net Revenue	$22,322	$20,225	$40,168	$36,425
Cost of sales	10,121	9,415	18,109	16,848
Gross profit	12,201	10,810	22,059	19,577
Selling, general and administrative expenses (a)	8,542	7,387	15,771	13,967
Gain associated with the Juice Transaction (b)	—	(13)	—	(3,335)
Impairment of intangible assets (c)	—	1,359	—	1,601
Operating Profit	3,659	2,077	6,288	7,344
Other pension and retiree medical benefits income/(expense)	60	(2)	121	132
Net interest expense and other	(201)	(236)	(401)	(476)
Income before income taxes	3,518	1,839	6,008	7,000
Provision for income taxes	747	393	1,293	1,281
Net income	2,771	1,446	4,715	5,719
Less: Net income attributable to noncontrolling interests	23	17	35	29
Net Income Attributable to PepsiCo	$2,748	$1,429	$4,680	$5,690

Diluted
Net income attributable to PepsiCo per common share	$1.99	$1.03	$3.38	$4.09
Weighted-average common shares outstanding	1,384	1,389	1,384	1,390
(a)The increase in selling, general and administrative expenses for the 12 and 24 weeks ended June 17, 2023, as compared to the 12 and 24 weeks ended June 11, 2022, primarily reflects higher selling and distribution costs.
(b)In the 24 weeks ended June 11, 2022, we sold our Tropicana, Naked and other select juice brands to PAI Partners for $3.5 billion in cash and a 39% noncontrolling interest in a joint venture, Tropicana Brands Group (TBG), operating across North America and Europe (Juice Transaction).
(c)In the 12 and 24 weeks ended June 11, 2022, we recorded pre-tax impairment charges of $1.4 billion and $1.6 billion, respectively, primarily related to the decrease in fair value of our indefinite-lived intangible assets as a result of the Russia-Ukraine conflict.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/17/2023	6/11/2022	6/17/2023	6/11/2022
Net Revenue
Frito-Lay North America	$5,904	$5,181	$11,487	$10,020
Quaker Foods North America	684	675	1,461	1,388
PepsiCo Beverages North America	6,755	6,120	12,553	11,473
Latin America	2,856	2,415	4,633	3,889
Europe	3,428	3,023	5,314	4,820
Africa, Middle East and South Asia	1,568	1,696	2,587	2,700
Asia Pacific, Australia and New Zealand and China Region	1,127	1,115	2,133	2,135
Total	$22,322	$20,225	$40,168	$36,425

Operating Profit/(Loss)
Frito-Lay North America	$1,647	$1,448	$3,246	$2,744
Quaker Foods North America	129	135	317	294
PepsiCo Beverages North America	723	651	1,206	4,085
Latin America	592	420	956	743
Europe	476	(797)	547	(933)
Africa, Middle East and South Asia	250	290	418	470
Asia Pacific, Australia and New Zealand and China Region	223	206	450	421
Corporate unallocated expenses	(381)	(276)	(852)	(480)
Total	$3,659	$2,077	$6,288	$7,344

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	24 Weeks Ended
	6/17/2023	6/11/2022
Operating Activities
Net income	$4,715	$5,719
Depreciation and amortization	1,268	1,195
Gain associated with the Juice Transaction	—	(3,335)
Impairment and other charges	97	1,871
Operating lease right-of-use asset amortization	248	223
Share-based compensation expense	179	156
Restructuring and impairment charges	204	75
Cash payments for restructuring charges	(187)	(82)
Acquisition and divestiture-related charges	9	64
Cash payments for acquisition and divestiture-related charges	(10)	(34)
Pension and retiree medical plan expenses	62	139
Pension and retiree medical plan contributions	(209)	(214)
Deferred income taxes and other tax charges and credits	270	49
Tax payments related to the Tax Cuts and Jobs Act (TCJ Act)	(309)	(309)
Change in assets and liabilities:
Accounts and notes receivable	(1,330)	(1,753)
Inventories	(851)	(990)
Prepaid expenses and other current assets	(271)	(186)
Accounts payable and other current liabilities	(1,960)	(990)
Income taxes payable	100	608
Other, net	(6)	(325)
Net Cash Provided by Operating Activities	2,019	1,881

Investing Activities
Capital spending	(1,513)	(1,499)
Sales of property, plant and equipment	122	222
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(83)	(29)
Proceeds associated with the Juice Transaction	—	3,456
Other divestitures, sales of investments in noncontrolled affiliates and other assets	75	15
Short-term investments, by original maturity:
More than three months - purchases	(435)	—
More than three months - maturities	363	—
Three months or less, net	16	8
Other investing, net	32	(1)
Net Cash (Used for)/Provided by Investing Activities	(1,423)	2,172

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	24 Weeks Ended
	6/17/2023	6/11/2022
Financing Activities
Proceeds from issuances of long-term debt	2,986	—
Payments of long-term debt	(2,252)	(1,652)
Debt redemptions	—	(1,550)
Short-term borrowings, by original maturity:
More than three months - proceeds	1,660	1,935
More than three months - payments	(26)	—
Three months or less, net	2,023	844
Cash dividends paid	(3,199)	(2,997)
Share repurchases - common	(453)	(699)
Proceeds from exercises of stock options	86	89
Withholding tax payments on restricted stock units and performance stock units converted	(119)	(87)
Other financing	(16)	(15)
Net Cash Provided by/(Used for) Financing Activities	690	(4,132)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(144)	(83)
Net Increase/(Decrease) in Cash and Cash Equivalents and Restricted Cash	1,142	(162)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,100	5,707
Cash and Cash Equivalents and Restricted Cash, End of Period	$6,242	$5,545

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$439	$428
Debt discharged via legal defeasance	$94	$—

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	6/17/2023	12/31/2022
ASSETS
Current Assets
Cash and cash equivalents	$6,116	$4,954
Short-term investments	338	394
Accounts and notes receivable, net	11,456	10,163
Inventories:
Raw materials and packaging	2,638	2,366
Work-in-process	110	114
Finished goods	3,221	2,742
	5,969	5,222
Prepaid expenses and other current assets	1,075	806
Total Current Assets	24,954	21,539
Property, Plant and Equipment, net	24,500	24,291
Amortizable Intangible Assets, net	1,232	1,277
Goodwill	17,997	18,202
Other Indefinite-Lived Intangible Assets	14,330	14,309
Investments in Noncontrolled Affiliates	3,038	3,073
Deferred Income Taxes	4,186	4,204
Other Assets	5,669	5,292
Total Assets	$95,906	$92,187

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$7,613	$3,414
Accounts payable and other current liabilities	22,005	23,371
Total Current Liabilities	29,618	26,785
Long-Term Debt Obligations	36,008	35,657
Deferred Income Taxes	4,113	4,133
Other Liabilities	8,342	8,339
Total Liabilities	78,081	74,914
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,377 shares)	23	23
Capital in excess of par value	4,082	4,134
Retained earnings	69,135	67,800
Accumulated other comprehensive loss	(15,780)	(15,302)
Repurchased common stock, in excess of par value (490 shares)	(39,775)	(39,506)
Total PepsiCo Common Shareholders’ Equity	17,685	17,149
Noncontrolling interests	140	124
Total Equity	17,825	17,273
Total Liabilities and Equity	$95,906	$92,187

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q2 2023 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2022. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2028 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges include merger and integration charges and costs associated with divestitures. Divestiture-related charges reflect transaction expenses, including consulting, advisory and other professional fees.

Gain associated with the Juice Transaction
We recognized a gain associated with the Juice Transaction in our PepsiCo Beverages North America and Europe divisions.
Impairment and other charges/credits
We recognized Russia-Ukraine conflict charges, brand portfolio impairment charges and other impairment charges as described below.
Russia-Ukraine conflict charges
In connection with the deadly conflict in Ukraine, we recognized charges related to indefinite-lived intangible assets and property, plant and equipment impairment, allowance for expected credit losses, inventory write-downs and other costs. We also recognized adjustments to the charges recorded in 2022.
Brand portfolio impairment charges
We recognized intangible asset, investment and property, plant and equipment impairments and other charges as a result of management’s decision to reposition or discontinue the sale/distribution of certain brands and to sell an investment. We also recognized adjustments to the charges recorded in 2022.
Other impairment charges
We recognized impairment charges related to certain of our indefinite-lived intangible assets which reflected an increase in the weighted-average cost of capital as well as our estimates of future financial performance as of the fourth quarter of 2022. We also recognized impairment charges related to our investment in TBG.
Pension and retiree medical-related impact
Pension and retiree medical-related impact primarily includes settlement charges related to lump sum distributions exceeding the total of annual service and interest costs, as well as curtailment gains.
Tax benefit related to the IRS audit
We recognized a non-cash tax benefit resulting from our agreement with the Internal Revenue Service (IRS) to settle one of the issues assessed in the 2014 through 2016 tax audit. The agreement covers tax years 2014 through 2019.
Tax expense related to the TCJ Act
Tax expense related to the TCJ Act reflects adjustments to the mandatory transition tax liability under the TCJ Act.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures and every five or six years, the impact of an additional week of results (53rd reporting week), including in our fourth quarter 2022 financial results. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2023 guidance
Our 2023 organic revenue growth guidance excludes the impact of acquisitions and divestitures, foreign exchange translation and the impact of a 53rd reporting week in 2022. Our 2023 core effective tax rate guidance and 2023 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, and other items noted above. Our 2023 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2023 organic revenue growth to our full year projected 2023 reported net revenue growth because we are unable to predict the 2023 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions and divestitures. We are also not able to reconcile our full year projected 2023 core effective tax rate to our full year projected 2023 reported effective tax rate and our full year projected 2023 core constant currency EPS growth to our full year projected 2023 reported EPS growth because we are unable to predict the 2023 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 24 Weeks Ended June 17, 2023
(unaudited)

	12 Weeks Ended 6/17/2023
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Organic Volume(b)	Effective net pricing
Frito-Lay North America	14%	—	—	14%	0.5	14
Quaker Foods North America	1%	1	—	2%	(5)	7
PepsiCo Beverages North America	10%	0.5	(1)	10%	(4)	14
Latin America	18%	(6)	1	13%	(3)	16
Europe	13%	4	2	19%	(1)	20
Africa, the Middle East and South Asia	(8)%	25	1	18%	(6)	24
Asia Pacific, Australia and New Zealand and China Region	1%	6	—	7%	(2.5)	9
Total	10%	2.5	—	13%	(2.5)	15

	24 Weeks Ended 6/17/2023
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Organic volume(b)	Effective net pricing
Frito-Lay North America	15%	—	—	15%	—	15
Quaker Foods North America	5%	1	—	6%	(5)	11
PepsiCo Beverages North America	9%	—	1	11%	(3.5)	14
Latin America	19%	(6)	1	14%	(2.5)	17
Europe	10%	4	3	17%	(4)	22
Africa, Middle East and South Asia	(4)%	26	—	22%	(4)	26
Asia Pacific, Australia and New Zealand and China Region	—%	6	—	6%	(1)	6
Total	10%	2.5	1	14%	(2)	16
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume on net revenue growth shown here differs from the volume change disclosed in the Summary Second-Quarter 2023 Performance and Summary Year-to-Date 2023 Performance tables on pages 2 and 3, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 and 24 Weeks Ended June 17, 2023
(unaudited)

	12 Weeks Ended 6/17/2023
		Impact of Items Affecting Comparability							Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges/credits	Pension and retiree medical-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	14%	—	—	—	—	—	—	14%	—	14%
Quaker Foods North America	(5)%	—	—	—	—	—	—	(5)%	—	(4.5)%
PepsiCo Beverages North America	11%	—	—	2	6	(11)	—	8%	1	9%
Latin America	41%	—	—	—	—	(23)	—	18%	(9)	9%
Europe	n/m	—	n/m	n/m	n/m	n/m	—	36%	10	46%
Africa, Middle East and South Asia	(14)%	—	(0.5)	—	—	—	—	(14)%	21	7%
Asia Pacific, Australia and New Zealand and China Region	8%	—	0.5	—	—	—	—	9%	5	14%
Corporate unallocated expenses	37%	(34)	(1)	1	—	—	—	4%	—	4%
Total Operating Profit	76%	5	2.5	—	1	(71)	—	13%	2	15%
Net Income Attributable to PepsiCo	92%	5	2	—	1	(80)	(8)	12%	2	14%
Net Income Attributable to PepsiCo per common share – diluted	93%	5	2	—	1	(81)	(8)	12%	2	15%

	24 Weeks Ended 6/17/2023
		Impact of Items Affecting Comparability							Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges/credits	Pension and retiree medical-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	18%	—	—	—	—	—	—	18%	—	19%
Quaker Foods North America	8%	—	—	—	—	—	—	8%	—	8%
PepsiCo Beverages North America	(70)%	—	—	(1)	80	(1)	—	9%	1	9%
Latin America	29%	—	—	—	—	(13)	—	15%	(8)	8%
Europe	n/m	—	n/m	n/m	n/m	n/m	—	52%	10	62%
Africa, Middle East and South Asia	(11)%	—	—	—	—	(2.5)	—	(13)%	22	8%
Asia Pacific, Australia and New Zealand and China Region	7%	—	—	—	—	—	—	7%	6	13%
Corporate unallocated expenses	77%	(63)	—	1	—	—	—	16%	—	16%
Total Operating Profit	(14)%	4	2	(1)	51	(27)	—	15%	2	17%
Net Income Attributable to PepsiCo	(18)%	4	2	(1)	56	(28)	(2)	13%	2	16%
Net Income Attributable to PepsiCo per common share – diluted	(17)%	4	2	(1)	56	(28)	(2)	14%	2	16%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
n/m - Not meaningful due to the impact of impairment and other charges in 2022.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended June 17, 2023 and June 11, 2022
(in millions except per share amounts, unaudited)

	12 Weeks Ended 6/17/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$10,121	$12,201	$8,542	$3,659	$747	$2,748	$1.99	21.3%
Items Affecting Comparability
Mark-to-market net impact	1	(1)	8	(9)	(2)	(7)	—	—
Restructuring and impairment charges	(3)	3	(89)	92	29	63	0.05	0.2
Acquisition and divestiture-related charges	—	—	(7)	7	1	6	—	—
Impairment and other charges/credits	1	(1)	(111)	110	28	82	0.06	0.1
Core, Non-GAAP Measure (a)	$10,120	$12,202	$8,343	$3,859	$803	$2,892	$2.09	21.6%

	12 Weeks Ended 6/11/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$9,415	$10,810	$7,387	$(13)	$1,359	$2,077	$(2)	$393	$17	$1,429	$1.03	21.4%
Items Affecting Comparability
Mark-to-market net impact	22	(22)	76	—	—	(98)	—	(25)	—	(73)	(0.05)	(0.2)
Restructuring and impairment charges	—	—	(45)	—	—	45	3	8	1	39	0.03	(0.1)
Acquisition and divestiture-related charges	—	—	(8)	—	—	8	—	1	—	7	0.01	—
Gain associated with the Juice Transaction	—	—	—	13	—	(13)	—	(3)	—	(10)	(0.01)	—
Impairment and other charges/credits	(1)	1	(29)	—	(1,359)	1,389	—	299	—	1,090	0.79	0.2
Pension and retiree medical-related impact	—	—	—	—	—	—	131	30	—	101	0.07	0.1
Core, Non-GAAP Measure (a)	$9,436	$10,789	$7,381	$—	$—	$3,408	$132	$703	$18	$2,583	$1.86	21.3%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
24 Weeks Ended June 17, 2023 and June 11, 2022
(in millions except per share amounts, unaudited)

	24 Weeks Ended 6/17/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income/(expense)	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$18,109	$22,059	$15,771	$6,288	$121	$1,293	$35	$4,680	$3.38	21.5%
Items Affecting Comparability
Mark-to-market net impact	(13)	13	(49)	62	—	15	—	47	0.03	—
Restructuring and impairment charges	(6)	6	(199)	205	(1)	43	1	160	0.12	—
Acquisition and divestiture-related charges	—	—	(9)	9	—	2	—	7	—	—
Impairment and other charges/credits	5	(5)	(102)	97	—	28	—	69	0.05	0.1
Core, Non-GAAP Measure (a)	$18,095	$22,073	$15,412	$6,661	$120	$1,381	$36	$4,963	$3.59	21.6%

	24 Weeks Ended 6/11/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$16,848	$19,577	$13,967	$(3,335)	$1,601	$7,344	$132	$1,281	$29	$5,690	$4.09	18.3%
Items Affecting Comparability
Mark-to-market net impact	55	(55)	155	—	—	(210)	—	(51)	—	(159)	(0.11)	(0.1)
Restructuring and impairment charges	(5)	5	(67)	—	—	72	3	14	1	60	0.04	—
Acquisition and divestiture-related charges	—	—	(58)	—	—	58	6	10	—	54	0.04	—
Gain associated with the Juice Transaction	—	—	—	3,335	—	(3,335)	—	(455)	—	(2,880)	(2.07)	3.5
Impairment and other charges/credits	(141)	141	(129)	—	(1,601)	1,871	—	347	—	1,524	1.10	(0.7)
Pension and retiree medical-related impact	—	—	—	—	—	—	115	26	—	89	0.06	—
Core, Non-GAAP Measure (a)	$16,757	$19,668	$13,868	$—	$—	$5,800	$256	$1,172	$30	$4,378	$3.15	21.0%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended June 17, 2023 and June 11, 2022
(in millions, unaudited)

	12 Weeks Ended 6/17/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,647	$—	$6	$—	$—	$1,653
Quaker Foods North America	129	—	—	—	—	129
PepsiCo Beverages North America	723	—	5	8	113	849
Latin America	592	—	6	—	2	600
Europe	476	—	52	(2)	(5)	521
Africa, Middle East and South Asia	250	—	—	1	—	251
Asia Pacific, Australia and New Zealand and China Region	223	—	4	—	—	227
Corporate unallocated expenses	(381)	(9)	19	—	—	(371)
Total	$3,659	$(9)	$92	$7	$110	$3,859

	12 Weeks Ended 6/11/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,448	$—	$3	$—	$—	$—	$1,451
Quaker Foods North America	135	—	—	—	—	—	135
PepsiCo Beverages North America	651	—	2	2	(13)	141	783
Latin America	420	—	8	—	—	83	511
Europe	(797)	—	12	3	—	1,165	383
Africa, Middle East and South Asia	290	—	3	—	—	—	293
Asia Pacific, Australia and New Zealand and China Region	206	—	3	—	—	—	209
Corporate unallocated expenses	(276)	(98)	14	3	—	—	(357)
Total	$2,077	$(98)	$45	$8	$(13)	$1,389	$3,408
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
24 Weeks Ended June 17, 2023 and June 11, 2022
(in millions, unaudited)

	24 Weeks Ended 6/17/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$3,246	$—	$13	$—	$—	$3,259
Quaker Foods North America	317	—	—	—	—	317
PepsiCo Beverages North America	1,206	—	10	10	113	1,339
Latin America	956	—	11	—	2	969
Europe	547	—	141	(2)	(5)	681
Africa, Middle East and South Asia	418	—	5	1	(13)	411
Asia Pacific, Australia and New Zealand and China Region	450	—	5	—	—	455
Corporate unallocated expenses	(852)	62	20	—	—	(770)
Total	$6,288	$62	$205	$9	$97	$6,661

	24 Weeks Ended 6/11/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Impairment and other charges/credits	Core, Non-GAAP Measure(a)
Frito-Lay North America	$2,744	$—	$6	$—	$—	$—	$2,750
Quaker Foods North America	294	—	—	—	—	—	294
PepsiCo Beverages North America	4,085	—	5	39	(3,037)	141	1,233
Latin America	743	—	14	—	—	83	840
Europe	(933)	—	19	13	(298)	1,647	448
Africa, Middle East and South Asia	470	—	5	—	—	—	475
Asia Pacific, Australia and New Zealand and China Region	421	—	4	—	—	—	425
Corporate unallocated expenses	(480)	(210)	19	6	—	—	(665)
Total	$7,344	$(210)	$72	$58	$(3,335)	$1,871	$5,800
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/17/2023		6/17/2023
Reported gross margin growth, GAAP measure	121	bps	117	bps
Impact of:
Mark-to-market net impact	11		18
Restructuring and impairment charges	1		—
Impairment and other charges/credits	(1)		(40)
Core gross margin growth, non-GAAP measure (a)	132	bps	96	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/17/2023		6/17/2023
Reported operating margin performance, GAAP measure	613	bps	(451)	bps
Impact of:
Mark-to-market net impact	45		73
Restructuring and impairment charges	18		31
Acquisition and divestiture-related charges	(1)		(14)
Gain associated with the Juice Transaction	7		916
Impairment and other charges/credits	(638)		(489)
Core operating margin growth, non-GAAP measure (a)	44	bps	66	bps
Fiscal 2022 Diluted EPS Reconciliation

Year Ended
12/31/2022
Reported diluted EPS, GAAP measure	$6.42
Mark-to-market net impact	0.03
Restructuring and impairment charges	0.24
Acquisition and divestiture-related charges	0.05
Gain associated with the Juice Transaction	(2.08)
Impairment and other charges/credits	2.12
Pension and retiree medical-related impact	0.17
Tax benefit related to the IRS audit	(0.23)
Tax expense related to the TCJ Act	0.06
Core diluted EPS, non-GAAP measure (a)	$6.79
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2023 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including continued increased commodity, packaging, transportation, labor and other input costs; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.